UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 11, 2006 (April 5, 2006)

ZEROS & ONES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	33-26531-LA	88-0241079
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7119 Sunset Blvd. #318
Los Angeles, California	90046
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 710-6637
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

PART I.

This Current Report on Form 8-K (the “Form 8-K”) contains forward-looking statements including, without limitation, statements concerning the future of the industry in which Zeros & Ones, Inc. (the “Company”) operates, its product development plans, business strategy, financial estimates, continued acceptance of its products and dependence on significant distributors and customers. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue” or the negative of such terms or other comparable terminology. You should not place undue reliance on the forward-looking statements contained in this document. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements made in this Form 8-K. Forward-looking statements, particularly those concerning anticipated events relating to the development and marketing of the Company's products and services, and the timing or magnitude of those events, are inherently uncertain. The risk factors discussed below and other considerations noted throughout this Form 8-K could cause the Company’s actual results to differ significantly from those contained in any forward-looking statements.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. The Company is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform forward-looking statements to actual results.

ITEM 1.	Description of Business

The Company is a holding company focused on identifying and developing different media-based technologies, media assets, and strategic partnerships, and bringing those together to deliver next-generation commercial and consumer solutions.

Founding and Merger

The Company was founded in 1994 by Robert J. Holtz (“Holtz”). At that time, the Company was focused on delivering products and services to the entertainment industry. In July 1999, the Company, along with several other companies with technologies, products, and services focused on digital convergence, were acquired by Commercial Labor Management, Inc., a publicly traded company (the “Consolidation”). Immediately following the Consolidation, Commercial Labor Management, Inc. changed its name to “Zeros & Ones, Inc.”, and each of the constituent corporations were combined into a single entity with the Consolidation being accounted for in a manner similar to a pooling of interests.

Market Conditions and Business Events

Due to sustained adverse market conditions following the Consolidation, in 2003 the Company redirected its management focus in the technology and entertainment industries by seeking to identify and develop nascent media-based technologies, acquiring fresh media assets, and forging various strategic alliances in order to deliver next-generation commercial and consumer solutions. Unfortunately, this approach failed to generate any material new revenue for the Company, and before long, the Company became delinquent with the Securities and Exchange Commission (the “SEC”) in filing its mandatory reports, schedules and statements, as prescribed by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (“Securities Act”). Moreover, in early 2005, the Company’s stock was suspended from trading on the Over-The-Counter Bulletin Board and since then has traded principally on the “Pink Sheets.”

In addition to the general market’s failure to embrace the Company’s products and services, the Company was adversely impacted in the post-Consolidation period due to a lengthy legal dispute with Allied Boston Group (“Allied”). Specifically, pursuant to a 2001 Stock Exchange Agreement, the Company issued a substantial portion of its available common stock to Allied in exchange for a commensurate amount of Allied’s common equity. Allied, however, failed to complete the transaction, while retaining the Company’s common stock, thus forcing the Company to commence litigation against Allied in order to formally unwind the stock exchange and recover the Company’s stock. While this litigation ultimately settled in November 2004 with the cancellation of the shares previously issued to Allied, due to Allied’s actions, from 2001 to 2004, the Company did not have sufficient authorized capital to continue operating as expected, having to cancel certain stock based acquisitions (which was a fundamental part of its growth strategy at the time) and planned equity offerings.

Management Change

On May 31, 2005, Mark M. Laisure (“Laisure”), then the Company’s President, replaced Holtz as the Company’s Chairman and Chief Executive Officer. While Holtz remained a member of the Board of Directors, he subsequently resigned his seat, effective December 21, 2005.

Current Plan of Operations

The Company is principally a provider of sophisticated software solutions that delivers media-rich content efficiently over the Internet. The Company, however, is seeking to expand its offerings through the development and/or acquisition of proprietary technologies that would compliment both its existing portfolio of offerings and its targeted customer base. The Company believes that technology has created a world where everyone is connected - at home, in the office, and in transit. In the last decade, the Internet has empowered consumers with choice, immediate gratification, and the ability to quickly evaluate, purchase, consume, contribute, and share information in an unprecedented manner. The technology and entertainment industries are two of the wealthiest and dynamic industries in the world, yet they work, play, and create using very different approaches to business.

The Company sees these two industries as complementary, if not overlapping. Many technology companies are already entering the entertainment industry and becoming a viable force in their respective markets. Likewise, the Company believes that the entertainment industry is realizing the true economic and long-term value of its media, the content itself, as the future driver for technology adoption by consumers. With the rapid transition from a predominantly analog world into a fully digital environment, the Company intends to position itself to capitalize on these changing dynamics by acquiring intellectual property, developing strategic partnerships, and leveraging industry relationships to streamline and enhance the business models surrounding content creation, media distribution, and consumer commerce.

Employees

The Company has one full-time and two part-time employees, and continues to rely on a number of independent consultants who provide administrative, business development, and management services similar to such services that would be provided by full and part-time employees. The Company has also entered into consulting agreements to obtain marketing, media relations and financing services.

RISK FACTORS

Going Concern Opinion

The Company has no established source of consistent revenue and has incurred significant losses since inception. There can be no assurance as to when, if ever, the Company will generate positive operating income. The continued failure to achieve significant revenues or profitability will materially and adversely affect the Company's business, financial condition, and results of operations. Furthermore, the Company's independent auditors, Armando C. Ibarra, CPA, P.C., issued an opinion in connection with the Company's financial statements for the fiscal year ended December 31, 2005 raising a substantial doubt about the Company’s ability to continue as a going concern.

Competitive Business Environment

The technology and data transmission industry is highly competitive and the Company's management expects this competition to intensify in the future. The industry is characterized by rapidly changing technologies and customer demands for newer and better products. Third party competitors of the Company may develop products and technologies that could render the Company's products and technologies obsolete. Many of the Company's competitors have greater resources, including financial and scientific personnel, marketing and sales capacity, established distribution networks, significant goodwill and greater brand name recognition. As a result, these competitors may be in a better position than the Company to respond quickly to, or significantly influence, rapid technological change and consumer demand.

Competition within the technology and data transmission industry is characterized by several key factors, including, but not limited to, the following:

1.	Rapid changes in technology and customer requirements. New opportunities for existing and new competitors can quickly render existing technologies less valuable.

2.	Relatively low barriers to entry. Startup capital requirements for technology companies can be very small, and software distribution over the Internet is inexpensive and easily outsourced.

3.	Significant price competition. Direct distribution of competing products, particularly over the Internet, may cause prices and margins to decrease in traditional sales channels.

4.
Consolidations and mergers. Technology companies and their individual products have a high rate of mergers, product line sales, and other transfers and consolidations; consequently, there is a tendency to have a higher concentration of able competitors within the industry.

Slowdown in Demand for Digital Technology

A slowdown affecting the general growth in demand for data transmission and related products and services could harm the Company's plan of operations and prospects for achieving profitability. The markets for the Company's potential products and services depend upon economic conditions that affect the broader computer technology and related markets. Downturns in any of these markets may cause end-users to delay or cancel orders for such products and services.

Patents, Proprietary Technology and Other Intellectual Property

As the Company develops or acquires new assets that could have commercial value and would be protected under current or future patent laws, the Company will need to rely on a combination of copyright, trademark and patent laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary technology. For example, the Company seeks to avoid disclosure of any trade secrets by requiring those persons with access to the Company's proprietary information to execute confidentiality agreements with the Company. The Company also relies on unpatented proprietary know-how in developing its products and services, and employs various methods, including confidentiality agreements with employees, consultants and others, to protect its trade secrets and know-how.

Irrespective of the foregoing, the Company cannot be sure that these methods of protecting its proprietary technology, information and know-how will afford complete protection. Patents may not be enforceable or provide the Company with meaningful protection from competitors. If a competitor was to infringe on the Company's patents, the costs of enforcing the Company's patent rights might be substantial or even prohibitive. Likewise, the Company cannot be sure that others will not independently develop any trade secrets and know-how or obtain access to them.

ITEM 2.	Management's Discussion and Analysis or Plan of Operation

The following information should be read in conjunction with the consolidated financial statements and the notes thereto contained elsewhere in this Form 8-K.

The following discussion and analysis provides information that management believes is relevant to an assessment and understanding of its results of operations and financial condition, and is used by management in assessing the Company's performance and making managerial decisions. The following significant events impacted the Company's financial condition during this past fiscal year and will have a significant influence on its condition in future reporting periods.

Purchase of Rocketstream Holding Corporation

On May 10, 2006, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Rocketstream Holding Corporation, a Nevada corporation (“RHC”), and all of its shareholders (the “Share Exchange”). In connection with the Share Exchange, the Company acquired all of the outstanding shares of RHC through a voluntary share exchange with each of RHC’s shareholders pursuant to an exchange ratio equal to 1 share of RHC common stock in exchange for 1,000 shares of the Company’s common stock. In consideration of 100% of the outstanding shares of RHC, the Company issued 48,235,000 shares of the Company’s unregistered common stock to the 52 shareholders of RHC. RHC is the sole shareholder of RocketStream, Inc., a Georgia corporation (“RocketStream”). The number of shares of common stock of the Company issued and outstanding prior to the Share Exchange was approximately 43,560,002 shares, and immediately after the Share Exchange was approximately 91,795,002 shares.

The Share Exchange Agreement constitutes a related party transaction. Mark Laisure held 14,000 shares of RHC and Scott Fairbairn held 15,000 shares of RHC. Pursuant to the Share Exchange, Mark Laisure received 14,000,000 shares of the Company’s common stock and Scott Fairbairn received 15,000,000 shares of the Company’s common stock. Mark Laisure is the Company’s Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Secretary and a member of its Board of Directors. Scott Fairbairn is the Company’s Chief Technology Officer and a member of its Board of Directors. Mr. Fairbairn is also President of RHC and RocketStream.

Convertible Notes

In May 2003, the Company commenced an offering of convertible notes, at various interest rates, ranging from 8% to 12% per annum, with a maturity of 1 year (the “Notes”). The terms of each Note provide that the holder of a Note may, at its option, convert the principal and interest of such Note into shares of the Company’s common stock at any time at a conversion price equal to the average of the last five (5) trading days closing price, less a discount ranging from 25% to 35%. The Company issued approximately $180,000 of Notes during 2006, $135,000 of Notes during the year ended December 31, 2005, $512,527 of Notes during the year ended December 31, 2004, and $474,000 of Notes during the year ended December 31, 2003.

Critical Accounting Policies

In accordance with SEC guidance, those material accounting policies that the Company believes are the most critical to an investor's understanding of the Company's financial results and condition are discussed below. Certain of these policies are particularly important to the portrayal of the Company's financial position and results of operations and require the application of significant judgment by the Company's management to determine the appropriate assumptions to be used in the determination of certain estimates.

Basis of Presentation - The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“US GAAP”), which contemplate continuation of the Company as a going concern. However, the Company is subject to the risks and uncertainties associated with a new business, has no established source of revenue, and has incurred significant losses from operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The Company has not been profitable and has sustained substantial net losses from operations. There can be no assurance that it will ever generate positive revenues from its operating activities, or that it will achieve and sustain a profit during any future period, particularly if operations remain at current levels. Failure to achieve significant revenues or profitability would materially and adversely affect the Company’s business, financial condition, and results of operations. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management does not believe that that the Company’s present funds are sufficient to sustain the Company for the balance of 2006. While the Company anticipates to generate revenue from normal operations during the second half of 2006, the Company remains uncertain as to whether it will report enough revenue to achieve a profit from normal operations, and expects that additional capital will be required to offset both ongoing losses and the costs associated with revenue growth. Moreover, the Company has no commitments from outside investors to help finance the Company’s operations for the rest of 2006.

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its subsidiary, Zeros & Ones Technologies, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates - The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the reported periods. Management bases its estimates and assumptions on historical experience and on various other assumptions that it believes are reasonable under the circumstances. Actual results could differ from those estimates.

Cash and Cash Equivalents - The Company considers temporary liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable - Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible, based upon historical experience and management’s evaluation of outstanding accounts receivable at the end of the year. At December 31, 2005, the Company had no accounts receivable.

Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight line method over estimated useful lives of three to five years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life. The Company capitalizes costs associated with acquiring and installing software to be used for internal purposes. At December 31, 2005, the Company had no property and equipment.

Impairment of Long Lived Assets - Long lived assets, other than goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does not perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and fair value. Long lived assets held for sale are reported at the lower of cost or fair value less costs to sell. At December 31, 2005, the Company had no long-lived assets.

Basic and Diluted Loss Per Share - In accordance with the Financial Accounting Standards Board’s (“FASB”) SFAS No. 128, “Earnings Per Share,” the basic loss per common share, which excludes dilution, is computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share reflects the potential dilution that could occur if all potential common shares had been issued and if the additional common shares were dilutive. As a result of net losses for all periods presented, there is no difference between basic and diluted loss per common share. Potential shares of common stock to be issued upon the exercise of options and warrants amounted to 4,763,054 and 4,488,054 shares at December 31, 2005 and 2004, respectively.

Stock Based Compensation - In December 2004, FASB issued SFAS No. 123R, “Share Based Payment.” SFAS No. 123R establishes the accounting for grants of stock options and other transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R (1) revises SFAS No. 123, “Accounting for Stock Based Compensation,” (2) supersedes Accounting Principles Bulletin (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and (3) establishes fair value as the measurement objective for share based payment transactions. The Company adopted SFAS No. 123R effective January 1, 2006 in accordance with the standard’s early adoption provisions. Prior to January 1, 2006, the Company’s Board of Directors had not approved the granting of any employee stock options. As such, the Company decided that it will follow the provisions of SFAS No. 123R on a prospective basis, and will record compensation expense related to the granting of stock options to employees should that occur in 2006.

Research and Development - Research and development costs are charged to operations as incurred, and totaled $104,500 for 2005 and $195,563 for 2004. Some of the Company’s products include infrastructure media delivery technology. The costs to develop such technology have not been capitalized, as the Company is still determining the market requirements for its technology.

Fair Value of Financial Instruments - The estimated fair values for financial instruments under SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. For certain of the Company’s financial instruments, including certain assets, accounts payable, accrued liabilities and debt, the carrying amounts approximate fair value due to their maturities.

Concentrations of Credit Risk - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. The Company’s product revenues are anticipated from, and will likely be concentrated in the technology industry, which is highly competitive and rapidly changing. Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new capabilities or technologies, could adversely affect operating results. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

Financial instruments that subject the Company to credit risk could consist of cash balances maintained in excess of federal depository insurance limits and accounts receivable, which have no collateral or security. The Company maintains its cash accounts with high credit quality financial institutions. At times, cash deposits may be in excess of Federal Deposit Insurance Corporation limits. To date, the Company has not experienced any such losses and believes it is not exposed to any significant credit risk.

Income Taxes - The Company accounts for income taxes using the asset and liability method, as set forth in SFAS No. 109, “Accounting for Income Taxes,” wherein deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. Reserves against deferred tax assets are provided when management cannot conclude their realization probability.

Recently Issued Accounting Pronouncements - In December 2004, FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets”. SFAS No. 153 amends the guidance in APB Opinion No. 29, “Accounting for Non-monetary Transactions”, to eliminate certain exceptions for non monetary exchanges of similar productive assets, and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. The Company does not believe that the adoption of SFAS No. 153 will have a material effect on its financial position, results of operations, or cash flows.

In September 2004, the Emerging Issues Task Force (“EITF”) issued EITF No. 04 8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share.” EITF No. 04 8 provides new guidance on when the dilutive effect of contingently convertible securities with a market price trigger should be included in diluted earnings per share. The new guidance states that these securities should be included in the diluted earnings per share computation regardless of whether the market price trigger has been met. The guidance in EITF 04 8 is effective for all periods ending after December 15, 2004 and would be applied by retroactively restating previously reported earnings per share. The adoption of this pronouncement is not expected to have a material effect on the Company’s financial statements.

Results of Operations

Three-Month Period Ended March 31, 2006

The Company had no revenues for the three months ended March 31, 2006, or for the corresponding period ended March 31, 2005. Its spending for the three months ended March 31, 2006 increased from the same period in 2005, as it increased spending on research and development from $21,125 to $45,000 as well spending on sales and marketing from $22,050 to $32,900. For the period ended March 31, 2006, the Company’s general and administrative expenses of $167,659 were primarily related to costs for management fees and expenses, and professional fees including legal costs. Some of these expenses have been accrued as of March 31, 2006. The Company’s interest expense of $51,730 includes a charge of $43,202 related to the beneficial conversion of convertible notes.

Twelve months ended December 31, 2005 and 2004

The Company had no revenues for the twelve months ended December 31, 2005, or for the corresponding period ended December 31, 2004. The Company's spending for the twelve months ended December 31, 2005 decreased from the same period in 2004, as the Company had limited financial resources. The Company's sales and marketing expenses decreased to $24,527 in 2005 from $74,784 in 2004, and research and development spending decreased from $195,563 to $104,500 during the same period. In 2005, the Company’s total general and administrative expenses of $340,327 were primarily related to costs for management fees and expenses, and professional fees including legal costs, most of which have been accrued as of December 31, 2005.

Product Development

The Company's research and development expenses totaled $104,500 in 2005, compared to $195,563 in 2004. The majority of the Company's development costs are focused on meeting its technical plan, which calls for further developments and enhancements of software to enable the Company to cater to a wider audience of users and thereby remain competitive.

Liquidity and Capital Resources

At March 31, 2006, the Company had a negative working capital of $1,175,000 as compared to a negative working capital of $1,406,118 at December 31, 2005. During the three months ended March 31, 2006, net cash used in operations was $366,031 and consisted principally of a net loss of $297,289 and was offset by stock based compensation and services of $34,192 and other non-cash charges (including interest) of $51,756. Cash flows were also affected by the conversion of Notes to common stock for $359,302.

The Company's current cash on hand at March 31, 2006 would not be adequate to fund the Company's operations for more than a short period if the Company was to continue to use cash in operating activities at the same rate as in prior months. The Company will need to rely upon continued borrowing and/or sales of additional equity instruments to support its continued growth.

Recent and Expected Losses

There can be no assurance that the Company will generate positive revenues from its operating activities, or that it will achieve and sustain a profit during any future period, particularly if operations remain at current levels. Specifically, for the fiscal year ended December 31, 2005, the Company incurred a net pre-tax loss of $542,521 and, for the fiscal year ended December 31, 2004, the Company incurred a net pre-tax loss of $1,691,379. The Company's auditors, Armando C. Ibarra, CPA, P.C., issued an opinion in connection with the Company's financial statements for the fiscal year ended December 31, 2005 noting substantial doubt about the Company’s ability to continue as a going concern.

ITEM 3.	Description of Property

The Company’s executive offices are located at 7119 Sunset Boulevard, Suite #318, Los Angeles, California 90046.

ITEM 4.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's common stock as of August 11, 2006 by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's common stock, (ii) each current director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation section of this Form 8-K and (iv) all current directors and executive officers as a group. As of August 4, 2006, there were 93,382,384 shares of common stock outstanding. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

Name and Address of Beneficial Owner(1)	Common Stock Beneficially Owned		Series A Convertible Preferred Stock Beneficially Owned
	Shares	Percentage	Shares	Percentage
Mark Laisure	14,001,000(2)	14.99%	1,000	50%
Scott Fairbairn	15,001,000(3)	16.06%	1,000	50%
Thomas Fetzek	--	--
Volker Anhaeusser	--	--
All current directors and executive officers as a group (4 persons)	29,002,000	31.06%	2,000	100%
________________
(1)	The address for each of the individuals listed in the table is care of Zeros & Ones, Inc., 7119 Sunset Boulevard, Suite #318, Los Angeles, California 90046.

(2)
Includes 1,000 shares of common stock with respect to which Mr. Laisure’s 1,000 shares of Series A Convertible Preferred Stock are convertible into upon the (i) written election of all the holders of the Series A Convertible Preferred Stock or (ii) the death of all the holders of the Series A Convertible Preferred Stock.

(3)
Includes 1,000 shares of common stock with respect to which Mr. Fairbairn’s 1,000 shares of Series A Convertible Preferred Stock are convertible into upon the (i) written election of all the holders of the Series A Convertible Preferred Stock or (ii) the death of all the holders of the Series A Convertible Preferred Stock.

ITEM 5.	Directors, Executive Officers, Promoters, and Control Persons

The Company’s directors and executive officers are as follows:

Name	Age	Positions and Offices Held	Since
Mark M Laisure	36	Director, Chief Executive Officer, President, Chief Financial Officer, Secretary and Chairman of the Board	May 16, 2003
Scott Fairbairn	40	Chief Technology Officer and Director	November 21, 2003
Thomas Fetzek	47	Vice President, Business Development	April 1, 2004
Volker Anhaeusser	50	Director	April 5, 2006

Mark M. Laisure, Age 36

Mark Laisure, the Company's Chief Executive Officer, President, Chief Financial Officer, Secretary and Chairman of the Board, joined the Company in May, 2003 as its President and Vice-Chairman of the Board of Directors. In May 2005, Mr. Laisure became the Company’s Chief Executive Officer, and in December 2005 was elected Chairman of the Board, Chief Financial Officer and Secretary. Mr. Laisure’s career started in securities brokerage and investment banking, serving as a principal for both UBS PaineWebber and Shields & Company. In 1998 he was a member of the founding team of Inktomi Corporation, a leading provider of OEM Web search and paid inclusion services. In 1999, Mr. Laisure joined Military Commercial Technologies, Inc. (MILCOM), a venture-backed company that conceives, creates and launches technology companies in partnership with defense contractors, commercial companies, federal laboratories and other leading-edge research and development sources. At MILCOM, Mr. Laisure participated in the launch and growth of several affiliate companies and remains a member of its Board of Directors. Mr. Laisure co-founded iNetNow, Inc. in 2002, which pioneered the enhanced information delivery space and established alliances with Lycos, Telefonica and i3Mobile. Mr. Laisure is no longer associated with iNetNow, Inc. or Inktomi Corporation.

Scott Fairbairn, Age 40

Scott Fairbairn has been the Company’s Chief Technology Officer since 2003 and became a member of the Board of Directors on April 4, 2006. In 1996, Mr. Fairbairn founded Breakthrough Technologies, Inc. (“Breakthrough”) and became a recognized leader in enterprise-class rapid application development services. Breakthrough developed and licensed a suite of platform components for XML-based content delivery, caching services, and data-driven internet applications used in many of its deployments which had features that pre-dated Microsoft's .NET strategy. Breakthrough also incubated and developed the core technologies behind RocketStream, a patent-pending suite of technologies and products capable of delivering synchronized, high-fidelity video, audio, text, and VOIP data over a centralized network to worldwide participants in less than ¼ of a second. RocketStream is a second-generation packet delivery platform ideally suited for interactive applications, multiplayer gaming, mobile content delivery, and accelerated media delivery over congested IP networks. Mr. Fairbairn is the President of Rocketstream Holding Corporation and RocketStream, Inc. and has held those positions since the companies were founded in 2006 and 2002, respectively.

Thomas Fetzek, Age 47

Thomas Fetzek has been the Company’s Vice President of Business Development since 2004. From 1996 to 2003, Mr. Fetzek served as the Chief Executive Officer of Secura-Code Corporation, a creator of patented Interactive Dynamic Personal Identification Number (PIN) Technology. Secura-Code Corporation’s PIN technology focuses on the strengthening of access control systems that are used to identify users.

Volker Anhaeusser, Age 50

Volker Anhaeusser has been a member of the Board of Directors since April 2006. Mr. Anhaeusser serves as a principal member and shareholder of the German law firm of Anhaeusser, Unger, & Bergien, whose specialty is corporate and business law. Dr. Anhaeusser serves on the Board of Directors of several German and US-based corporations with operations in software technology, Internet communications, pharmaceuticals, and corporate finance, including GROUP Technologies AG, AGIVERA AG, STAAR Surgical (USA), and Canon-STAAR (Tokyo, Japan).

ITEM 6.	Executive Compensation

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s Chief Executive Officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

Summary Compensation Table

Annual Compensation

Name and Position	Year	Salary ($)	Bonus ($)	Other ($)	Annual Compensation ($)

Mark M. Laisure,	2005	41,664	--	--	41,664
Chairman, CEO and President	2004	87,100	--	--	87,100
	2003	16,000	--	--	16,000

Robert J. Holtz,	2005	--	--	--	--
CEO (until December 21, 2005)	2004	106,000	--	--	106,000
	2003	18,500	--	--	18,500

Director Compensation

No Directors have been compensated for their services as Directors.

Employment Contracts

No officers have entered into any employment contracts with the Company.

ITEM 7.	Certain Relationships and Related Transactions

On May 10, 2006, the Company entered into a Share Exchange Agreement with RocketStream Holding Corporation, a Nevada corporation (“RHC”), and all of RHC’s shareholders, two of whom were (i) Mark Laisure, the Company’s Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer and Secretary and (ii) Scott Fairbairn, the Company’s Chief Technology Officer and a member of the Company’s Board of Directors (collectively, the “Share Exchange”). In connection with the Share Exchange, the Company acquired all of the outstanding shares of RHC through a voluntary share exchange with each of RHC’s shareholders pursuant to an exchange ratio equal to 1 share of RHC common stock in exchange for 1,000 shares of the Company’s common stock. In consideration for 100% of the outstanding shares of RHC, the Company issued 48,235,000 shares of its common stock, of which Mark Laisure and Scott Fairbairn received 14,000,000 and 15,000,000 shares, respectively.

ITEM 8.	Description of Securities

The Company is authorized to issue 200,000,000 shares of common stock and 2,000,000 shares of preferred stock.

Common Stock

The holders of common stock are entitled to one vote per share. The Company's Articles of Incorporation do not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future.

Preferred Stock

The Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by the shareholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Series A Convertible Preferred Stock

On July 24, 2006, the Company’s Board of Directors designated 2,000 shares of preferred stock as Series A Convertible Preferred Stock. As of August 4, 2006, there were no shares of Series A Convertible Preferred Stock issued and outstanding.

Voting Rights: At each meeting of the shareholders of the Company (and for purposes of written actions of shareholders in lieu of meetings) with respect to any and all matters presented to the shareholders of the Company for their action or consideration, should the holders of all shares of Series A Convertible Preferred Stock vote alike with respect to a certain matter, then each share of Series A Convertible Preferred Stock shall represent 100,000 votes, with the holders of both the Series A Convertible Preferred Stock and common stock voting together as a single class. However, should the holders of the shares of Series A Convertible Preferred Stock vote differently with respect to a certain matter, then each share of Series A Convertible Preferred Stock shall represent only one vote, with the holders of the Series A Convertible Preferred Stock and common stock voting together as a single class.

For so long as any shares of Series A Convertible Preferred Stock remains outstanding, in addition to any other vote or consent required by law, the vote or written consent of the holders of at least a majority in interest of the outstanding Series A Convertible Preferred Stock, voting as a separate class, shall be necessary for any amendment, alteration, or repeal of any provision of the Company’s Articles of Incorporation or any other corporate action that requires shareholder vote or consent.

Conversion: Upon the (i) written election of all the holders of the Series A Convertible Preferred Stock or (ii) the death of all the holders of the Series A Convertible Preferred Stock, each share of Series A Convertible Preferred Stock shall automatically convert into one (1) share of common stock.

PART II.

ITEM 1.	Market Price of and Dividends on the Registrants Common Equity and Related Stockholder Matters

Presently, the common stock currently trades under the symbol “ZROS.PK.” on the “Pink Sheets” that are operated by Pink Sheets LLC. This market is thinly traded and lacks the liquidity of other public markets with which some investors may have more experience. There is no assurance that a more liquid trading market will develop or, if developed, can be sustained. A purchaser of shares may, therefore, be unable to resell any securities should he or she desire to do so. Furthermore, it is unlikely that a lending institution would accept the Company’s securities as pledged collateral for loans unless a regular trading market develops.

The following table sets forth the quarterly high and low closing sales prices of the common stock during 2004, 2005 and 2006 as reported by the “Pink Sheets.” Such prices represent prices between dealers and do not include retail mark-ups, mark-downs or commissions and may not represent actual transactions.

2004	High	Low
First Quarter	$0.24	$0.12
Second Quarter	$0.26	$0.13
Third Quarter	$0.18	$0.10
Fourth Quarter	$0.43	$0.12

2005	High	Low
First Quarter	$0.32	$0.13
Second Quarter	$0.16	$0.06
Third Quarter	$0.12	$0.08
Fourth Quarter	$0.11	$0.04

2006	High	Low
First Quarter	$0.13	$0.06
Second Quarter	$0.23	$0.10

Common Stock Holders

As of March 31, 2006, there were approximately 510 holders of record of common stock.

Series A Convertible Preferred Stock

As of March 31, 2006 there were no preferred shares outstanding.

Dividends

The Company has not declared any cash dividends on its common stock during the past two fiscal years. In addition, the Company currently intends to retain any future earnings to support the development and expansion of its business and does not anticipate paying cash dividends in the foreseeable future.

Equity Compensation Plan

In July 2000, the Company’s Board of Directors authorized the adoption of the 2000 Employee Stock Incentive Plan (the "Plan"). The Plan permits the granting of stock options to any employee or director of the Company. Under the terms of the Plan, 4,500,000 shares are authorized for issuance upon the exercise of options. Under the Plan, options can be granted with an exercise price equal to the fair market value of the Company’s stock on the date of the grant and expire ten (10) years after the grant date. Vesting is over a four-year period commencing with the employee’s hire date, with portions of a grant becoming exercisable at one year after the vesting start date and then one-thirty-sixth (1/36) per month to complete the four-year vesting.

In July 2006, the Company’s Board of Directors adopted the 2006 Incentive Stock Option Plan that provides for the issuance of qualified stock options to employees. Under the terms of this plan, under which 10,000,000 shares of common stock were reserved for issuance, options to purchase common stock shall be granted at not less than fair market value, become exercisable over a 4 year period from the date of grant (vesting occurs annually on the grant date at 25% of the grant), and expire 10 years from the date of grant. As of August 10, 2006, no options had been awarded under this plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	--	$--	14,500,000
Equity compensation plans not approved by security holders	--	--	--

ITEM 2.	Legal Proceedings

The Company is not a party to any legal proceedings at this time.

ITEM 3.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Effective as of July 31, 2006, the Company replaced Armando C. Ibarra, CPA, P.C. as its independent accountants. Armando C. Ibarra, CPA, P.C. had previously been engaged as the principal accountant to audit the Company’s financial statements. The reason for the replacement of Armando C. Ibarra, CPA, P.C. is that on July 28, 2006, the Company was informed by Armando C. Ibarra, CPA, P.C. that it would no longer be providing attestation services to public companies.

In light of Armando C. Ibarra, CPA, P.C.’s resignation, the Company engaged Chang G. Park, CPA, Ph. D. (“Park”) to serve as the Company’s new independent registered accounting firm, effective as of July 31,2006. Park is located at 371 E Street, Chula Vista, California 91910.

The reports of Armando C. Ibarra, CPA, P.C. on the Company’s financial statements were qualified as to the Company’s ability to continue as a going concern.

The decision to change accountants was ratified by the Company’s Board of Directors on August 8, 2006.

During the Company’s two most recent fiscal years and the subsequent interim periods, there were no disagreements with Armando C. Ibarra, CPA, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Armando C. Ibarra, CPA, P.C., would have caused it to make reference to the matter in connection with its reports. There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-B.

The Company has made the contents of this Form 8-K available to Armando C. Ibarra, CPA, P.C. and requested it to furnish a letter to the SEC as to whether Armando C. Ibarra, CPA, P.C. agrees or disagrees with, or wishes to clarify the Company's expression of their views. A copy of Armando C. Ibarra, CPA, P.C.’s letter to the SEC is included as Exhibit 16.1 to this Form 8-K.

During the Company’s two most recent fiscal years, and the subsequent interim period, prior to July 31, 2006, the Company did not consult Park regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B or a reportable event as described in Item 304(a)(1)(v) of Regulation S-B.

ITEM 4.	Recent Sale of Unregistered Securities

On October 20, 2003 the Company issued 335,000 shares of common stock to Mammoth Corporation in full satisfaction of $44,550 of fees then due and payable. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On July 28, 2004 the Company issued 300,000 shares of common stock to IC Capital LLC in full satisfaction of $33,600 of fees then due and payable. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On April 9, 2004, the Company issued 650,000 shares of common stock upon the exercise of common stock options held by Allen Crawford a former employee. No cash was received by the Company related to this exercise.  The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On February 16, 2005, the Company issued 3,000,000 shares of common stock to ClearVision, Inc. as a deposit for future marketing services. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On October 9, 2005, the Company issued 2,000,000 shares of common stock to Richardson & Patel LLP as a retainer for future legal services. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On October 28, 2005 the Company issued 2,792,851 shares of common stock pursuant to the conversion of $407,392 of Convertible Notes, at the request of the noteholder, Henry Mountain, LLC. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On October 28, 2005 the Company issued 1,734,131 shares of common stock pursuant to the conversion of $281,409 of Convertible Notes, at the request of the noteholder, Carroll Edwards. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act

On November 2, 2005, the Company issued 800,000 shares of its Common Stock to Real Asset Management LLC for financial-related services, in full satisfaction of $44,800 of fees then due and payable. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On November 2, 2005, the Company issued 797,872 shares of its Common Stock to Transworld Consulting, a product marketing company, in full satisfaction of $150,000 of fees then due and payable. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On January 6, 2006 the Company issued 1,010,350 shares of common stock pursuant to the conversion of $100,000 of Convertible Notes, at the request of the noteholder, Joel Yanchuck. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On January 6, 2006, the Company issued 101,040 shares of common stock to William Latorre for financial services, in satisfaction of $10,000 of fees then due and payable. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On January 10, 2006, the Company issued 760,000 shares of common stock to Wilshire Palisakes Law Group for legal services, in satisfaction of $76,000 of fees then due and payable. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On January 22, 2006, the Company issued 442,758 shares of common stock to Greg Suess for $60,000 of product marketing consulting services. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

In March 2004 the Company entered into a consulting agreement with Greg Suess, a product marketing consultant, for services. His compensation was payable in Common Stock which was earned during 2004 and issued on January 22, 2006. The agreement also called for the registration of the shares issued for services, and provided for a penalty of 5,000 shares, payable in common stock, for each week that the registration statement was not filed and effective with the SEC. The Company did not file a registration statement with the SEC as specified in the agreement during 2004 or 2005. Accordingly, during 2004, the Company incurred an obligation to Mr. Suess to issue him 280,000 shares of common stock and recorded an expense of $38,745, and during 2005 incurred an obligation to issue Mr. Suess 490,000 shares of common stock and recorded an expense of $41,370. The Company issued these shares on January 22, 2006. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On January 22, 2006, the Company issued 600,000 shares of its common stock to Greg Suess in return for his exercise of options to purchase 300,000 shares of common stock. The Company received consideration of $60,000 for this exercise. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On January 22, 2006 the Company issued 639,860 shares of common stock pursuant to the conversion of $54,900 of Convertible Notes, at the request of the noteholder, James Fuchs. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On January 22, 2006 the Company issued 36,080 shares of common stock pursuant to the conversion of $5,000 of Convertible Notes, at the request of the noteholder, Nina Cohen. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On May 4, 2006, the Company issued 700,000 shares of its Common Stock to Wilshire Palisakes Law Group for legal services, in satisfaction of $75,000 of fees then due and payable. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On May 10, 2006, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with RocketStream Holding Corporation, a Nevada corporation (“RHC”), and all of its shareholders (the “Share Exchange”). In connection with the Share Exchange, the Company acquired all of the outstanding shares of RHC through a voluntary share exchange with each of its shareholders pursuant to an exchange ratio equal to 1 share of RHC common stock in exchange for 1,000 shares of the Company’s common stock. In consideration of 100% of the outstanding shares of RHC, the Company issued 48,235,000 shares of its unregistered common stock to the 52 shareholders of RHC. The Company relied upon Section 4(2) of the Securities Act for the offer and sale. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale. We also relied upon Rule 506 of Regulation D as all investors qualified as “accredited investors” under the Securities Act.

On July 25, 2006 the Company issued 1,250,000 shares of common stock pursuant to the conversion of $125,000 of Convertible Notes, at the request of the noteholder, Steven Abbadessa. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On July 25, 2006 the Company issued 337,382 shares of common stock pursuant to the conversion of $25,000 of Convertible Notes, at the request of the noteholder, Nancy Havens. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On August 8, 2006 the Company issued 1,000 shares of Series A Convertible Preferred Stock to each of Mark M. Laisure and Scott Fairbairn in consideration of services rendered. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of Series A Convertible Preferred Stock under the Securities Act.

ITEM 5.	Indemnification of Officers and Directors

Pursuant to the provisions of Nevada Revised Statutes, or NRS, 78.7502, every Nevada corporation has authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with the action, suit, or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause or belief his conduct was unlawful.

Pursuant to the provisions of NRS 78.7502, every Nevada corporation also has the authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made, however, for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent any person referred to in the two immediately preceding paragraphs is successful on the merits or otherwise in defense of any action, suit, or proceeding, the NRS provides that such person must be indemnified by the corporation against expenses including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.751 requires the corporation to obtain a determination that any discretionary indemnification is proper under the circumstances. Such a determination must be made by the corporation's stockholders; its board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; or under certain circumstances, by independent legal counsel.

In addition, NRS 78.138.7 provides that directors and officers are not personally liable to the corporation or its stockholders for any damages resulting from their breach of fiduciary duties unless it is proven that the act or omission constituted a breach of fiduciary duty and the breach involved intentional misconduct, fraud, or a knowing violation of law.

The Company’s Articles of Incorporation provide that a director or officer of the Company shall not be liable to the Company or its shareholders for damages for breach of fiduciary duty as a director or officer except for (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of the law or (ii) the payment of unlawful distributions to shareholders.

Furthermore, both the Company’s Articles of Incorporation and Bylaws provide that every person who was, or is a party to or is threatened to be made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is a legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent permissible under the laws of the State of Nevada from time to time, against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, and amounts paid, or to be paid in settlement) reasonably incurred, or suffered by him in connection therewith.

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), RocketStream, Inc.’s audited financial statements for the fiscal years ended December 31, 2004 and 2005 are filed in this Form 8-K as Exhibit 99.1.

(b) Pro Forma Financial Information. In accordance with Item 9.01(b), the Company’s pro forma financial statements are filed in this Form 8-K as Exhibit 99.2.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Form 8-K.

Exhibit No.	Description

16.1	Letter from Armando C. Ibarra, CPA, P.C., dated as of August 11, 2006
99.1	RocketStream, Inc. Financial Statements for the fiscal years ended December 31, 2004 and 2005
99.2	Unaudited Pro forma Financial Statements for the fiscal year ended December 31, 2005

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEROS & ONES, INC.

Date: August 11, 2006	By:	/s/ Mark M. Laisure
Mark M. Laisure
Chairman of the Board , Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer